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                                                                    Exhibit 3.52

                                                                    FILED
                                                            In the Office of the
                                                            ____________________
                                                                 OCT 12 1982
                                                                   ______
                                                            Corporations Section

                            ARTICLES OF INCORPORATION

                                       OF

                               TXI AVIATION, INC.

                                   ARTICLE ONE

          The name of the corporation is TXI Aviation, Inc.

                                   ARTICLE TWO

          The period of its duration is perpetual.

                                  ARTICLE THREE

          The purpose for which the corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR

          The aggregate number of shares which the corporation shall have authority to issue is 1,000 shares of the par value of $1.00 each.

                                  ARTICLE FIVE

          The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done, or property actually received.

                                   ARTICLE SIX

          The street address of its initial registered office is Republic National Bank Building, Dallas, Texas 75201 and the name of its initial registered agent at such address is C T Corporation System.

                                  ARTICLE SEVEN

          The number of Directors constituting the initial Board of Directors is three (3), and the names and addresses of the persons who are to serve as Directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

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     Robert D. Rogers        8100 Carpenter Freeway
                             Dallas, Texas 75247

     Fergus J. Walker, Jr.   8100 Carpenter Freeway
                             Dallas, Texas 75247

     Joseph C. Nelson        8100 Carpenter Freeway
                             Dallas, Texas 75247

                                  ARTICLE EIGHT

          The name and address of the incorporator is:

     Thomas M. Lawty         8100 Carpenter Freeway
                             Dallas, Texas 75247


                                                 /s/ Thomas M. Lawty
                                                 -------------------------------
                                                 Thomas M. Lawty

STATE OF TEXAS     (S)
                   (S)
COUNTY OF DALLAS   (S)

          I, a Notary Public, do hereby certify that on this 6th day of October, 1982, personally appeared before me THOMAS M. LAWTY, who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.


                                                 /s/ Gwynn E. Herrick
                                                 -------------------------------
                                                 Gwynn E. Herrick
                                                 Notary Public, State of Texas

My Commission Expires:
        9-2-84

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